Exhibit 99.1

Community Bankers Trust Corporation Reports Results for Fourth Quarter and Year 2016

Conference Call on Thursday, January 26, 2017, at 10:00 a.m. Eastern Time

Richmond, VA, January 26, 2017 – Community Bankers Trust Corporation (the “Company”) (NASDAQ: ESXB), the holding company for Essex Bank (the “Bank”), today reported unaudited results for the fourth quarter and year ended December 31, 2016.

FINANCIAL HIGHLIGHTS

•	Fourth quarter 2016 net income of $2.7 million is a linked quarter increase of 10.9% and a year-over-year increase of 23.1%.
•	Earnings per common share (EPS) were $0.12 for the fourth quarter of 2016 compared with $0.10 for the fourth quarter of 2015.
•	For the year ended December 31, 2016, net income was $9.9 million, or $0.45 per common share, compared with a net loss of $2.5 million, or ($0.11) per common share, for 2015.

OPERATING HIGHLIGHTS

•	Gross loans, excluding purchase credit impaired (PCI) loans, grew $24.5 million, or 3.0%, during the fourth quarter of 2016 and $87.6 million, or 11.7%, since year end 2015.
•	Commercial loans grew $10.5 million, or 8.9%, during the fourth quarter of 2016.
•	Noninterest bearing deposits grew $32.7 million, or 34.0%, during 2016.
•	Noninterest bearing deposits were 12.4% of total deposits at December 31, 2016 compared with 10.2% at December 31, 2015.

MANAGEMENT COMMENTS

Rex L. Smith, III, President and Chief Executive Officer, stated, “We delivered solid earnings in the fourth quarter and continue to grow earnings while expanding the footprint of the franchise. The results demonstrate the progress we made in realizing our strategic initiatives. We continue to produce double digit loan growth, and it is distributed among the commercial, small business and real estate groups. Commercial loans in particular now account for 15.5% of the total loan portfolio.”

Smith added, “Our branching strategy has been successful as we continue to grow the franchise while increasing earnings. In 2016, we opened two new branches in our Virginia market in Fairfax and Cumberland. For 2017, we have new offices committed in the Short Pump area of Richmond and one in Lynchburg. We also continue to look for growth and restructuring opportunities in Maryland as that part of the franchise has seen significant growth. This expansion helps our noninterest bearing deposit growth, which was 34.0% for the year.”

Smith concluded, “Our strategy has allowed us to create significant value in the past several years through a combination of strategic branching, diversified loan growth and a substantial change in the core deposit mix. Because of the level of adjustable rate loans and our sources of funding, including the growth in noninterest bearing deposits, the Bank is well positioned for the rising rate environment we expect in the coming year. We are pleased with the results of 2016 and look forward to continuing our positive trends in 2017.”

RESULTS OF OPERATIONS

Net income was $2.7 million for the fourth quarter of 2016, compared with linked quarter net income of $2.5 million in the third quarter of 2016 and year-over-year net income of $2.2 million in the fourth quarter of 2015. Earnings per common share, basic and fully diluted, were $0.12 per share, $0.11 per share and $0.10 per share for the three months ended December 31, 2016, September 30, 2016, and December 31, 2015, respectively. For the year ended December 31, 2016, net income was $9.9 million, or $0.45 per common share, basic and fully diluted, compared with a net loss of $2.5 million, or ($0.11) per common share, for the year ended December 31, 2015.

Net income in 2015 was affected by the third quarter termination of the Bank’s FDIC shared-loss agreements in order to improve profitability beginning in the fourth quarter of 2015. As part of the termination of the shared-loss agreements, the FDIC paid $3.1 million in cash to the Bank, and the remaining $13.1 million of the FDIC indemnification asset related to the agreements was charged off. This transaction eliminated future indemnification asset amortization expense, which had totaled $5.2 million for the 12 month period from July 1, 2014 through June 30, 2015.

Excluding the one-time charge of $13.1 million related to the termination of the FDIC shared-loss agreements, net income for 2015 would have been approximately $6.1 million, or $0.28 per common share. In addition to the shared-loss termination charge, the Company had write-downs totaling $1.1 million with respect to two bank buildings held for sale and one parcel in other real estate owned in the third quarter of 2015.

The following table presents summary income statements for the three months ended December 31, 2016, September 30, 2016 and December 31, 2015, and the years ended December 31, 2016 and December 31, 2015.

SUMMARY INCOME STATEMENT

(Dollars in thousands)	For the three months ended			For the year ended
	31-Dec-16	30-Sep-16	31-Dec-15	31-Dec-16	31-Dec-15
Interest income	$12,717	$12,407	$11,846	$49,295	$47,552
Interest expense	2,091	1,904	1,884	7,820	7,497
Net interest income	10,626	10,503	9,962	41,475	40,055
Provision (credit) for loan losses	(284)	250	-	166	-
Net interest income after provision for loan losses	10,910	10,253	9,962	41,309	40,055
Noninterest income	1,118	1,345	1,225	5,179	5,081
Noninterest expense	8,212	8,278	8,269	32,750	50,260
Net income (loss) before income taxes	3,816	3,320	2,918	13,738	(5,124)
Income tax expense (benefit)	1,090	862	704	3,816	(2,627)
Net income (loss)	2,726	2,458	2,214	9,922	(2,497)

EPS Basic	$0.12	$0.11	$0.10	$0.45	$(0.11)
EPS Diluted	$0.12	$0.11	$0.10	$0.45	$(0.11)

Return on average assets, annualized	0.87%	0.82%	0.77	0.83%	(0.22)%
Return on average equity, annualized	9.71%	8.60%	8.50	8.92%	(2.31)%

In this earnings release, the results reported for loans and loan growth do not include PCI loans, unless otherwise specifically stated.

Net Interest Income

Linked Quarter Basis

Net interest income was $10.6 million for the quarter ended December 31, 2016 compared with $10.5 million for the quarter ended September 30, 2016. This is an increase of 1.2%, or $123,000.

Interest income on a linked quarter basis increased $310,000, or 2.5%, to $12.7 million for the fourth quarter of 2016. This resulted in a yield on earning assets of 4.41%, a decline of nine basis points on a linked quarter basis. Interest income with respect to loans increased $260,000, or 2.8%, during the fourth quarter of 2016 when compared with the third quarter of 2016. This increase was attributable to a full quarter of earnings from $26.8 million in loan growth generated in the third quarter of 2016 coupled with loan growth of $24.5 million in the fourth quarter of 2016. Interest income with respect to PCI loans was $1.5 million in each of the third and fourth quarters of 2016.

2

Securities income equaled $1.7 million in each of the third and fourth quarters of 2016. On a tax equivalent basis, securities income was $2.0 million for each of the third and fourth quarters of 2016. The tax equivalent yield on the securities portfolio was 3.09% for each of the third and fourth quarters of 2016.

Interest expense was $2.1 million for the fourth quarter of 2016, an increase of $187,000, or 9.8%, over the third quarter of 2016 as interest bearing liabilities increased 4.9%, or $46.9 million, on average, in the fourth quarter. The Bank embarked upon a successful certificate of deposit campaign in the third and fourth quarters of 2016 ahead of the anticipated increase in the discount rate that occurred in December. The Company’s cost of interest bearing liabilities increased from 0.79%, or $1.9 million, in the third quarter of 2016 to 0.83%, or $2.1 million, in the current quarter. The cost of FHLB borrowings was 1.20% in the fourth quarter of 2016 compared with 1.05% for the third quarter of 2016. During the fourth quarter of 2016, the average balance of FHLB borrowings was $102.1 million compared with $111.8 million in the third quarter of 2016. The increase in interest bearing liabilities in the fourth quarter, noted above, enabled the Bank to lower the level of FHLB borrowings.

With the changes in net interest income noted above, the tax equivalent net interest margin decreased and was 3.70% in the fourth quarter of 2016 compared with 3.82% in the third quarter of 2016. Likewise, the interest spread was 3.58% in the fourth quarter of 2016, down from 3.71% in the third quarter of 2016.

Yearly Comparison 2016 versus 2015

For the year 2016, net interest income increased $1.4 million, or 3.6%, and was $41.5 million. The tax equivalent yield on earning assets was 4.50% for 2016 compared with 4.57% for 2015. Interest and fees on loans of $36.0 million in 2016 was an increase of $4.0 million, or 12.5%, compared with $32.0 million for 2015. Interest and fees on PCI loans declined $1.6 million over this same time frame. Of that decline, $475,000 was related to cash payments on ADC loans related to pools, previously written down to a zero carrying value, received in 2015 versus no such payments in 2016. Securities income declined $681,000 for 2016 compared with the same period in 2015 as securities balances have been liquidated to fund loan growth.

Interest expense of $7.8 million for 2016 represented an increase of $323,000, or 4.31%, compared with 2015. Total average interest bearing liabilities increased $21.4 million, as loan growth has been fueled by this increase and an average balance increase of 23.0%, or $21.7 million, in noninterest bearing deposits, coupled with a decline in the average balance of securities of $36.3 million during 2016.

The tax equivalent net interest margin was 3.80% for the year ended December 31, 2016 versus 3.87% for the year ended December 31, 2015. The net interest spread was 3.69% for 2016 versus 3.77% for 2015.

Year-Over-Year Quarter

Net interest income increased $664,000, or 6.7%, from the fourth quarter of 2015 to the fourth quarter of 2016 and was $10.6 million. The tax equivalent yield on earning assets of 4.41% in the fourth quarter of 2016 was a decrease from 4.45% for the fourth quarter of 2015. While the yield on loans decreased from 4.59% to 4.56%, loan volume increased the average balance by $107.5 million, or 15.1%, in the fourth quarter of 2016. Interest income on loans was $9.4 million, an increase of $1.2 million over fourth quarter 2015 interest income of $8.2 million. Interest on PCI loans was $1.5 million in the fourth quarter of 2016, a decrease of $128,000 year over year. The return on PCI loans increased over this time frame, from 10.97% to 11.46%. Income on securities of $2.0 million in the fourth quarter of 2016 represented a decline of $240,000 year over year as a result of a reduction in the average balances of securities of $43.9 million, or 14.5%. These securities, through sales, calls and maturities, have been used to fund loan growth since the fourth quarter of 2015. There was, however, an increase in the yield on securities from 2.96% to 3.09% year over year.

3

Interest expense increased $207,000, or 11.0%, when comparing the fourth quarter of 2016 and the fourth quarter of 2015. The increase in interest expense was a result of the aforementioned certificate of deposit campaign. Interest expense on deposits increased $218,000, or 14.3%, as the average balance of interest bearing deposits increased $55.6 million, or 6.6%. Overall, the Bank’s cost of interest bearing deposits of 0.77% represented an increase from 0.72% in the fourth quarter of 2015. Average interest bearing liabilities costs increased from 0.79% in the fourth quarter of 2015 to 0.83% in the fourth quarter of 2016.

The tax equivalent net interest margin decreased 6 basis points from 3.76% in the fourth quarter of 2015 to 3.70% in the fourth quarter of 2016. Likewise, the interest spread decreased from 3.66% to 3.58% over the same time period.  The decrease in the margin was precipitated by an increase in the level of the average balance of interest bearing liabilities from $949.4 million in the fourth quarter of 2015 to $1.0 billion in the fourth quarter of 2016 as a result of the certificate of deposit campaign noted above.

The following table compares the Company's net interest margin, on a tax-equivalent basis, for the three months ended December 31, 2016, September 30, 2016 and December 31, 2015 and for the years ended December 31, 2016 and December 31, 2015.

NET INTEREST MARGIN

(Dollars in thousands)	For the three months ended
	31-Dec-16	30-Sep-16	31-Dec-15
Average interest earning assets	$1,169,693	$1,118,806	$1,083,016
Interest income	$12,717	$12,407	$11,846
Interest income - tax-equivalent	$13,000	$12,689	$12,149
Yield on interest earning assets	4.41%	4.50%	4.45%
Average interest bearing liabilities	$1,000,665	$953,750	$949,359
Interest expense	$2,091	$1,904	$1,884
Cost of interest bearing liabilities	0.83%	0.79%	0.79%
Net interest income	$10,626	$10,503	$9,962
Net interest income - tax-equivalent	$10,909	$10,785	$10,265
Interest spread	3.58%	3.71%	3.66%
Net interest margin	3.70%	3.82%	3.76%

	For the year ended
	31-Dec-16	31-Dec-15
Average interest earning assets	$1,121,250	$1,064,587
Interest income	$49,295	$47,552
Interest income - tax-equivalent	$50,453	$48,663
Yield on interest earning assets	4.50%	4.57%
Average interest bearing liabilities	$964,089	$942,720
Interest expense	$7,820	$7,497
Cost of interest bearing liabilities	0.81%	0.80%
Net interest income	$41,475	$40,055
Net interest income - tax-equivalent	$42,633	$41,166
Interest spread	3.69%	3.77%
Net interest margin	3.80%	3.87%

Provision for Loan Losses

The Company records a provision for loan losses for its loan portfolio, excluding PCI loans, and a separate provision for the PCI loan portfolio. There was no provision for loan losses, excluding PCI loans, during the fourth quarter of 2016. Similarly, there was no provision for loan losses in either the fourth quarter or the year ended December 31, 2015. Due to continued improved performance in the PCI loan portfolio, there was a credit of $284,000 to its provision in the fourth quarter of 2016. There was no provision for loan losses on the PCI loan portfolio for any period during the year ended December 31, 2015. During the periods with no provision, the absence of a provision was the direct result of nominal charge-offs and the ongoing stabilization of asset quality. Additional discussion of loan quality is presented below.

4

Noninterest Income

Linked Quarter Basis

Noninterest income was $1.1 million for the fourth quarter of 2016, compared with $1.3 million for the third quarter of 2016.  The decrease of $227,000, or 16.9%, in noninterest income on a linked quarter basis was driven by a decline of $245,000 in mortgage loan income, which was $252,000 in the third quarter compared with $7,000 in the fourth quarter of 2016. In September 2016, the Bank discontinued its wholesale mortgage operations and refocused its efforts towards retail mortgage production. With the discontinued wholesale mortgage operations, there is a corresponding decrease in salaries and employee benefit expenses.

Yearly Comparison 2016 versus 2015

Noninterest income was $5.2 million for the year ended December 31, 2016, an increase of $98,000, or 1.9%, over $5.1 million for the year ended December 31, 2015. Securities gains of $634,000 in 2016 compared with $472,000 for 2015. Likewise, service charges on deposit accounts increased by $151,000 and were $2.4 million for 2016. Income on bank owned life insurance of $870,000 in 2016 is an increase of $119,000, or 15.9%. Offsetting these increases for 2016 compared with 2015 were decreases of $178,000 in mortgage loan income, which was $606,000 in 2016, $87,000 in other noninterest income, which was $649,000 in 2016, and $69,000 in gain on sale of loans in 2015, which was zero in 2016,

Year-Over-Year Quarter

Noninterest income decreased $107,000, or 8.7%, from $1.2 million in the fourth quarter of 2015 to $1.1 million in the fourth quarter of 2016. Mortgage loan income decreased by $137,000 year-over-year as a result of the discontinued mortgage operations noted above. Gains on securities transactions were $26,000 in the fourth quarter of 2016 compared with $109,000 in the fourth quarter of 2015. Offsetting these decreases were an increase of $51,000 in income on bank owned life insurance, an increase of $34,000 in service charges on deposit accounts and an increase of $28,000 in other noninterest income.

Noninterest Expense

Linked Quarter Basis

Noninterest expenses totaled $8.2 million for the fourth quarter of 2016, as compared with $8.3 million for the third quarter of 2016, a decrease of $66,000, or 0.8%. Notable differences between the third quarter of 2016 and the fourth quarter of 2016 included an increase of $236,000 in other real estate expenses, which were $264,000 in the fourth quarter of 2016. Offsetting this increase was a decrease of $186,000 in FDIC assessment reflecting lower assessment rates instituted by the FDIC, a decrease of $112,000 in salaries and employee benefits and a decline of $62,000 in occupancy expenses.

Yearly Comparison 2016 versus 2015

Noninterest expenses were $32.8 million for the year ended December 31, 2016, as compared with $50.3 million for the year ended December 31, 2015. This is a decrease of $17.5 million, or 34.8%. FDIC indemnification asset amortization was $0 for 2016 and $16.2 million for 2015 as a result of the termination of the shared-loss agreements and associated write-off. Other real estate expenses improved $1.1 million in 2016 and were $175,000. The expense in this category in 2015 was primarily from the write-down of $1.1 million in the two bank owned properties and other real estate owned noted previously. Other operating expenses declined $444,000 over the comparison period. Salaries and employee benefits increased $271,000, or 1.5%, in 2016 compared with 2015. FDIC assessment decreased $115,000 and occupancy expenses increased $145,000 in 2016, the result of the Bank’s new branches in Fairfax and Cumberland, Virginia.

5

Year-Over-Year Quarter

Noninterest expenses decreased $57,000, or 0.7%, in the fourth quarter of 2016 compared with the same period in 2015. FDIC assessment decreased $227,000 due to lower assessment rates, and was $67,000 for the fourth quarter of 2016 compared with $294,000 for the same period in 2015. Additionally, other operating expenses decreased $111,000, or 7.2%, and were $1.4 million in 2016. Salaries and employee benefits represents the largest year-over-year increase in noninterest expenses, increasing by 2.9% and were $4.6 million for the fourth quarter of 2016. Occupancy expenses increased $78,000, or 12.7%, and other real estate expenses increased $69,000, or 35.4%.

Income Taxes

Income tax expense was $1.1 million for the three months ended December 31, 2016 compared with income tax expense of $862,000 in the third quarter of 2016 and $704,000 in the fourth quarter of 2015. The effective tax rate was 28.6% for the fourth quarter of 2016 compared with 26.0% for the third quarter of 2016 and 24.1% in the fourth quarter of 2015. For the year ended December 31 2016, income tax expense of $3.8 million represented an effective tax rate of 27.8% compared with an income tax benefit of $2.6 million for the year ended December 31, 2015. The credit for the year ended 2015 was the result of the net loss for the year generated by the accounting for the termination of the shared-loss agreements.

FINANCIAL CONDITION

Total assets increased $69.3 million, or 5.9%, to $1.250 billion at December 31, 2016 as compared with $1.181 billion at December 31, 2015. Total loans were $836.3 million at December 31, 2016, increasing $87.6 million, or 11.7%, from year end 2015.  Total PCI loans were $52.0 million at December 31, 2016 versus $59.0 million at year end 2015.

During 2016, construction and land development loans grew by $30.9 million, or 45.8%, commercial loans grew $26.8 million, or 26.1%, commercial mortgage loans on real estate grew $21.8 million, or 6.9%, and residential 1-4 family loans grew $13.3 million, or 6.8%.

The following table shows the composition of the Company's loan portfolio at December 31, 2016, September 30, 2016 and December 31, 2015.

LOANS

(Dollars in thousands)	31-Dec-16		30-Sep-16		31-Dec-15
	Amount	% of Loans	Amount	% of Loans	Amount	% of Loans
Mortgage loans on real estate:
Residential 1-4 family	$207,863	24.86%	$207,422	25.55%	$194,576	25.99%
Commercial	339,804	40.63	331,120	40.79	317,955	42.47
Construction and land development	98,282	11.75	88,543	10.91	67,408	9.00
Second mortgages	7,911	0.95	8,378	1.03	8,378	1.12
Multifamily	39,084	4.67	43,137	5.31	45,389	6.06
Agriculture	7,185	0.86	7,910	0.98	6,238	0.83
Total real estate loans	700,129	83.72	686,510	84.57	639,944	85.47
Commercial loans	129,300	15.46	118,770	14.63	102,507	13.69
Consumer installment loans	5,627	0.67	5,226	0.64	4,928	0.66
All other loans	1,243	0.15	1,292	0.16	1,345	0.18
Gross loans	836,299	100.00%	811,798	100.00%	748,724	100.00%
Allowance for loan losses	(9,493)		(9,480)		(9,559)
Non-covered loans, net of unearned income	$826,806		$802,318		$739,165

6

The Company’s securities portfolio, excluding equity securities, declined $17.0 million, or 6.1%, from $279.7 million at December 31, 2015 to $262.7 million at December 31, 2016. Net realized gains of $634,000 were recognized during 2016 through sales and call activity, as compared with $472,000 recognized during 2015. The decline in the volume of securities was a strategic decision by management to fund strong loan growth with securities sales, normal securities amortization, call activity, sales and maturities.

The Company had cash and cash equivalents of $21.1 million at December 31, 2016 compared with $17.0 million at December 31, 2015. There were federal funds purchased of $4.7 million at December 31, 2016 compared with federal funds purchased of $18.9 million at December 31, 2015.

The following table shows the composition of the Company's securities portfolio, excluding equity securities, at December 31, 2016, September 30, 2016 and December 31, 2015.

SECURITIES PORTFOLIO

(Dollars in thousands)	31-Dec-16		30-Sep-16		31-Dec-15
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Available for Sale
U.S. Treasury issue and other
U.S. Gov't agencies	$58,724	$57,976	$33,033	$32,629	$50,590	$49,941
U.S Gov't sponsored agencies	3,452	3,336	-	-	756	742
State, county, and municipal	121,686	122,773	118,620	124,220	138,965	141,498
Corporate and other bonds	15,936	15,503	15,784	15,323	14,997	14,296
Mortgage backed securities - U.S. Gov't agencies	3,614	3,495	3,623	3,618	8,654	8,496
Mortgage backed securities - U.S. Gov't sponsored agencies	13,330	13,038	18,062	18,105	28,637	28,297
Total securities available for sale	$216,742	$216,121	$189,122	$193,895	$242,599	$243,270

	31-Dec-16		30-Sep-16		31-Dec-15
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Held to Maturity
U.S Gov't sponsored agencies	$10,000	$9,846	$10,000	$10,001	$-	$-
State, county, and municipal	35,847	36,230	34,770	36,496	35,456	36,557
Mortgage backed securities - U.S. Gov't agencies	761	782	846	865	1,022	1,054
Total securities held to maturity	$46,608	$46,858	$45,616	$47,362	$36,478	$37,611

Interest bearing deposits at December 31, 2016 were $908.4 million, an increase of $59.1 million, or 7.0%, from $849.3 million at December 31, 2015. Time deposits less than or equal to $250,000 increased $31.6 million while time deposits over $250,000 increased $10.1 million as a result of a successful retail certificate of deposit promotion in the fourth quarter of 2016 that brought in over $40 million in new money. NOW account balances increased by $8.6 million, savings accounts by $6.3 million and MMDAs by $2.5 million.

The following table compares the mix of interest bearing deposits at December 31, 2016, September 30, 2016 and December 31, 2015.

INTEREST BEARING DEPOSITS
(Dollars in thousands)

	31-Dec-16	30-Sep-16	31-Dec-15
NOW	$137,332	$118,264	$128,761
MMDA	111,346	109,842	108,810
Savings	90,340	89,336	84,047
Time deposits less than or equal to $250,000	440,699	398,295	409,085
Time deposits over $250,000	128,690	122,258	118,600
Total interest bearing deposits	$908,407	$837,995	$849,303

7

FHLB advances were $81.9 million at December 31, 2016, compared with $95.7 million at December 31, 2015. The decrease in FHLB advances was offset by the decline in securities. Long term debt totaled $1.7 million at December 31, 2016, declining by $4.0 million, or 70.6%, since December 31, 2015. This borrowing, initially in the amount of $10.7 million, was obtained in April 2014, and the proceeds were used to redeem the Company’s remaining outstanding TARP preferred stock. The Company had paid down this debt by $9.0 million at December 31, 2016, and the loan, which was scheduled to be fully paid on April 21, 2017, was fully paid on January 9, 2017.

Shareholders’ equity was $114.4 million at December 31, 2016 compared with $104.5 million at December 31, 2015. Shareholders’ equity increased $9.9 million, or 9.5%, from year end 2015.

Asset Quality – non-PCI loans

Nonaccrual loans were $10.2 million at December 31, 2016, decreasing $1.0 million during the fourth quarter of 2016 and $427,000 from December 31, 2015. The level of total classified and criticized assets has been stable over the last five quarters and no provision for loan losses was recognized in the current quarter. The changes within the level of total classified and criticized assets on a linked quarter basis were primarily from two credits that were shifted from special mention status to substandard status during the third quarter of 2016.  These credits were paid off as of December 31, 2016.

The following chart shows the level of nonaccrual loans, classified loans and criticized loans over the last five quarters.

ASSET QUALITY
(Dollars in thousands)

	31-Dec-16	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15
Nonaccrual loans	$10,243	$11,213	$11,655	$10,932	$10,670

Criticized (special mention) loans	14,468	15,362	21,032	16,641	21,476
Classified (substandard) loans	18,501	21,366	13,722	13,425	13,471
Other real estate owned	4,427	4,905	4,898	5,095	5,490
Total classified and criticized assets	$37,396	$41,633	$39,652	$35,161	$40,437

Total nonperforming assets totaled $14.7 million at December 31, 2016 compared with $16.2 million at December 31, 2015. Total nonperforming assets decreased $1.4 million since September 30, 2016. There were net recoveries of $13,000 in the fourth quarter of 2016 compared with $204,000 in net charge-offs in the third quarter of 2016 and $142,000 in net charge-offs in the fourth quarter of 2015. Year-to-date 2016 net charge-offs equaled $516,000.

The following table reconciles the activity in the Company's non-PCI allowance for loan losses, by quarter, for the past five quarters.

ALLOWANCE FOR LOAN LOSSES

(Dollars in thousands)	2016				2015
	Fourth	Third	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter
Allowance for loan losses:
Beginning of period	$9,480	$9,434	$9,594	$9,559	$9,701
Provision for loan losses	-	250	200	-	-
Net recoveries (charge-offs)	13	(204)	(360)	35	(142)
End of period	$9,493	$9,480	$9,434	$9,594	$9,559

8

The allowance for loan losses equaled 92.7% of nonaccrual loans at December 31, 2016, compared with 84.5% at September 30, 2016 and 89.6% at December 31, 2015. The ratio of the allowance for loan losses to total nonperforming assets was 66.1% at December 31, 2016 compared with 61.8% at September 30, 2016 and 62.2% at December 31, 2015.  The ratio of nonperforming assets to loans and OREO was 1.7% at December 31, 2016 compared with 2.0% at September 30, 2016 and 2.1% at December 31, 2015.

The following table reconciles the activity in the Company's non-PCI allowance for loan losses, by quarter, for the past five quarters.

ASSET QUALITY
(Dollars in thousands)

	31-Dec-16	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15
Nonaccrual loans	$10,243	$11,213	$11,655	$10,932	$10,670
Loans past due over 90 days and accruing interest	-	-	-	-	-
Total nonperforming loans	10,243	11,213	11,655	10,932	10,670
Other real estate owned	4,427	4,905	4,898	5,095	5,490
Total nonperforming assets	$14,670	$16,118	$16,553	$16,027	$16,160

Allowance for loan losses to loans	1.14%	1.17%	1.20%	1.25%	1.28%
Allowances for loan losses to nonperforming assets	66.07	61.82	59.92	62.88	62.15
Allowance for loan losses, excluding PCI loans, to nonaccrual loans	92.68	84.54	80.94	87.76	89.59
Nonperforming assets to loans and other real estate	1.74	1.97	2.10	2.08	2.14
Net charge-offs/(recoveries) for quarter to average loans, annualized	(0.01)%	0.10%	0.19%	(0.02)%	0.08%

A further breakout of nonaccrual loans at December 31, 2016, September 30, 2016 and December 31, 2015 is below.

NONACCRUAL LOANS
(Dollars in thousands)

	31-Dec-16	30-Sep-16	31-Dec-15
Mortgage loans on real estate:
Residential 1-4 family	$2,893	$3,665	$4,562
Commercial	1,758	1,599	1,508
Construction and land development	5,495	5,684	4,509
Second mortgages	-	135	13
Total real estate loans	$10,146	$11,083	$10,592
Commercial loans	53	53	-
Consumer installment loans	44	77	78
Gross loans	$10,243	$11,213	$10,670

Capital Requirements

The Company’s ratio of total risk-based capital was 13.2% at September 30, 2016 compared with 13.2% at December 31, 2016. The tier 1 risk-based capital ratio was 12.2% at September 30, 2016 and 12.2% at December 31, 2016. The Company’s tier 1 leverage ratio was 9.8% at September 30, 2016 and 10.0% at December 31, 2016.  All capital ratios exceed regulatory minimums to be considered well capitalized. BASEL III introduced the common equity tier 1 capital ratio, which was 11.8% at September 30, 2016 and 11.8% at December 31, 2016.

9

Earnings Conference Call and Webcast

The Company will host a conference call for interested parties on Thursday, January 26, 2017, at 10:00 a.m. Eastern Time to discuss the financial results for the fourth quarter and the year 2016. The public is invited to listen to this conference call by dialing 866-374-8379 at least five minutes prior to the call.  Interested parties may also listen to this conference call through the internet by accessing the "Corporate Overview – Corporate Profile" page of the Company's internet site at www.cbtrustcorp.com.

A replay of the conference call will be available from 12:00 noon Eastern Time on January 26, 2017, until 9:00 a.m. Eastern Time on February 9, 2017. The replay will be available by dialing 877-344-7529 and entering access code 10098962 or through the internet by accessing the "Corporate Overview – Corporate Profile" page of the Company's internet site at www.cbtrustcorp.com.

About Community Bankers Trust Corporation and Essex Bank

Community Bankers Trust Corporation is the holding company for Essex Bank, a Virginia state bank with 23 full-service offices, 17 of which are in Virginia and six of which are in Maryland.  The Bank also operates one loan production office in Virginia.

Additional information on the Bank is available on the Bank’s website at www.essexbank.com. For information on Community Bankers Trust Corporation, please visit its website at www.cbtrustcorp.com.

Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in the following: the quality or composition of the Company’s loan or investment portfolios, including collateral values and the repayment abilities of borrowers and issuers; assumptions that underlie the Company’s allowance for loan losses; general economic and market conditions, either nationally or in the Company’s market areas; the interest rate environment; competitive pressures among banks and financial institutions or from companies outside the banking industry; real estate values; the demand for deposit, loan and investment products and other financial services; the demand, development and acceptance of new products and services; the performance of vendors or other parties with which the Company does business; time and costs associated with de novo branching, acquisitions, dispositions and similar transactions; the realization of gains and expense savings from acquisitions, dispositions and similar transactions; consumer profiles and spending and savings habits; levels of fraud in the banking industry; the level of attempted cyber-attacks in the banking industry; the securities and credit markets; costs associated with the integration of banking and other internal operations; the soundness of other financial institutions with which the Company does business; inflation; technology; and legislative and regulatory requirements. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and other reports filed from time to time by the Company with the Securities and Exchange Commission. This press release speaks only as of its date, and the Company disclaims any duty to update the information in it.

Contact: Bruce E. Thomas

Executive Vice President/Chief Financial Officer

Community Bankers Trust Corporation

804-934-9999

10

COMMUNITY BANKERS TRUST CORPORATION
CONSOLIDATED BALANCE SHEETS
UNAUDITED CONDENSED
(Dollars in thousands)

	31-Dec-16	30-Sep-16	31-Dec-15
Assets
Cash and due from banks	$13,828	$11,667	$7,393
Interest bearing bank deposits	7,244	10,201	9,576
Federal funds sold	-	99	-
Total cash and cash equivalents	21,072	21,967	16,969

Securities available for sale, at fair value	216,121	193,895	243,270
Securities held to maturity, at cost	46,608	45,616	36,478
Equity securities, restricted, at cost	8,290	9,289	8,423
Total securities	271,019	248,800	288,171

Loans held for sale	-	-	2,101

Loans	836,299	811,798	748,724
Purchased credit impaired (PCI) loans	51,964	53,462	58,955
Allowance for loan losses	(9,493)	(9,480)	(9,559)
Allowance for loan losses – PCI loans	(200)	(484)	(484)
Net loans	878,570	855,296	797,636

Bank premises and equipment, net	28,357	27,805	27,378
Bank premises and equipment held for sale	-	-	110
Other real estate owned	4,427	4,905	5,490
Bank owned life insurance	27,339	27,140	21,620
Core deposit intangibles, net	898	1,375	2,805
Other assets	18,204	16,943	18,277
Total assets	$1,249,886	$1,204,231	$1,180,557

Liabilities
Deposits
Noninterest bearing	128,887	129,329	96,216
Interest bearing	$908,407	$837,995	$849,303
Total deposits	1,037,294	967,324	945,519

Federal funds purchased	4,714	-	18,921
Federal Home Loan Bank advances	81,887	109,082	95,656
Long-term debt	1,670	2,738	5,675
Trust preferred capital notes	4,124	4,124	4,124
Other liabilities	5,796	6,234	6,175
Total liabilities	$1,135,485	$1,089,502	$1,076,070

Shareholders' Equity
Common stock (200,000,000 shares authorized $0.01 par value; 21,959,648, 21,947,466, and 21,866,944 shares issued and outstanding, respectively)	220	219	219
Additional paid in capital	146,667	146,504	145,907
Retained deficit	(31,128)	(33,854)	(41,050)
Accumulated other comprehensive (loss) income	(1,358)	1,860	(589)
Total shareholders' equity	114,401	114,729	104,487
Total liabilities and shareholders' equity	$1,249,886	$1,204,231	$1,180,557

11

COMMUNITY BANKERS TRUST CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED CONDENSED
(Dollars in thousands)

	2016	2015	2014
Interest and dividend income
Interest and fees on loans	$35,998	$31,990	$29,635
Interest and fees on PCI loans	6,230	7,875	11,228
Interest on federal funds sold	-	2	-
Interest on deposits in other banks	122	59	61
Interest and dividends on securities		-
Taxable	4,696	5,469	6,835
Nontaxable	2,249	2,157	966
Total interest and dividend income	49,295	47,552	48,725
Interest expense
Interest on deposits	6,382	5,983	5,858
Interest on borrowed funds	1,438	1,514	1,075
Total interest expense	7,820	7,497	6,933

Net interest income	41,475	40,055	41,792

Provision for loan losses	166	-	-
Net interest income after provision for loan losses	41,309	40,055	41,792

Noninterest income
Service charges on deposit accounts	2,420	2,269	2,200
Gain on securities transactions, net	634	472	1,089
Gain on sale of loans, net	-	69	201
Income on bank owned life insurance	870	751	769
Mortgage loan income	606	784	211
Other	649	736	799
Total noninterest income	5,179	5,081	5,269

Noninterest expense
Salaries and employee benefits	18,412	18,141	16,136
Occupancy expenses	2,737	2,592	2,597
Equipment expenses	999	1,035	957
FDIC assessment	823	938	805
Data processing fees	1,674	1,709	1,732
FDIC indemnification asset amortization	-	16,195	5,795
Amortization of intangibles	1,907	1,908	1,908
Other real estate expenses, net	175	1,275	540
Other operating expenses	6,023	6,467	6,347
Total noninterest expense	32,750	50,260	36,817

Income (loss) before income taxes	13,738	(5,124)	10,244
Income tax expense (benefit)	3,816	(2,627)	2,728
Net income (loss)	9,922	(2,497)	7,516
Dividends paid on preferred stock	-	-	247
Net income (loss) available to common shareholders	9,922	(2,497)	7,269

12

COMMUNITY BANKERS TRUST CORPORATION
INCOME TREND ANALYSIS
UNAUDITED

(Dollars in thousands)	Three months ended
	31-Dec-16	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15
Interest and dividend income
Interest and fees on loans	$9,416	$9,156	$8,873	$8,553	$8,240
Interest and fees on PCI loans	1,526	1,549	1,556	1,599	1,654
Interest on federal funds sold	-	-	-	-	-
Interest on deposits in other banks	56	22	23	21	13
Interest and dividends on securities
Taxable	1,168	1,133	1,124	1,271	1,350
Nontaxable	551	547	557	594	589
Total interest and dividend income	12,717	12,407	12,133	12,038	11,846
Interest expense
Interest on deposits	1,744	1,550	1,537	1,551	1,526
Interest on borrowed funds	347	354	363	374	358
Total interest expense	2,091	1,904	1,900	1,925	1,884

Net interest income	10,626	10,503	10,233	10,113	9,962

Provision (credit) for loan losses	(284)	250	200	-	-
Net interest income after provision for loan losses	10,910	10,253	10,033	10,113	9,962

Noninterest income
Service charges on deposit accounts	635	617	599	569	601
Gain on securities transactions, net	26	88	261	259	109
Income on bank owned life insurance	240	238	204	188	189
Mortgage loan income	7	252	174	173	144
Other	210	150	157	132	182
Total noninterest income	1,118	1,345	1,395	1,321	1,225

Noninterest expense
Salaries and employee benefits	4,564	4,676	4,561	4,611	4,437
Occupancy expenses	694	756	646	641	616
Equipment expenses	270	242	248	239	253
FDIC assessment	67	253	252	251	294
Data processing fees	444	410	405	415	454
FDIC indemnification asset amortization	-	-	-	-	-
Amortization of intangibles	477	477	476	477	477
Other real estate expenses (income), net	264	28	(15)	(102)	195
Other operating expenses	1,432	1,436	1,656	1,499	1,543
Total noninterest expense	8,212	8,278	8,229	8,031	8,269

Income before income taxes	3,816	3,320	3,199	3,403	2,918
Income tax expense	1,090	862	881	983	704
Net income	$2,726	$2,458	$2,318	$2,420	$2,214

13

COMMUNITY BANKERS TRUST CORPORATION
NET INTEREST MARGIN ANALYSIS
AVERAGE BALANCE SHEETS
(Dollars in thousands)

	Three months ended			Three months ended
	December 31, 2016			December 31, 2015
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$819,276	$9,416	4.56%	$711,797	$8,240	4.59%
PCI loans, including fees	52,806	1,526	11.46	59,835	1,654	10.97
Total loans	872,082	10,942	4.98	771,632	9,894	5.09
Interest bearing bank balances	38,345	56	0.58	8,284	13	0.64
Federal funds sold	94	-	0.49	-	-	-
Securities (taxable)	179,228	1,168	2.61	218,957	1,350	2.47
Securities (tax exempt) (1)	79,944	834	4.17	84,143	892	4.24
Total earning assets	1,169,693	13,000	4.41	1,083,016	12,149	4.45
Allowance for loan losses	(9,912)			(10,182)
Non-earning assets	88,956			81,908
Total assets	$1,248,737			$1,154,742

LIABILITIES AND
SHAREHOLDERS’ EQUITY
Demand - interest bearing	$242,674	$156	0.25	$237,303	$187	0.31
Savings	91,973	60	0.26	83,744	66	0.31
Time deposits	560,984	1,528	1.08	519,028	1,273	0.97
Total interest bearing deposits	895,631	1,744	0.77	840,075	1,526	0.72
Short-term borrowings	178	1	1.75	2,865	7	0.97
FHLB and other borrowings	102,130	309	1.2	99,952	281	1.11
Long- term debt	2,726	37	5.37	6,467	70	4.26
Total interest bearing liabilities	1,000,665	2,091	0.83	949,359	1,884	0.79
Noninterest bearing deposits	129,511			99,987
Other liabilities	6,274			1,147
Total liabilities	1,136,450			1,050,493
Shareholders’ equity	112,287			104,249
Total liabilities and
shareholders’ equity	$1,248,737			$1,154,742
Net interest earnings		$10,909			$10,265
Interest spread			3.58%			3.66%
Net interest margin			3.70%			3.76%

(1)	Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 34%.

14

COMMUNITY BANKERS TRUST CORPORATION
NET INTEREST MARGIN ANALYSIS
AVERAGE BALANCE SHEETS
(Dollars in thousands)

	Year ended			Year ended
	December 31, 2016			December 31, 2015
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$787,245	$35,998	4.57%	$687,463	$31,990	4.65%
PCI loans, including fees	55,178	6,230	11.29	63,552	7,875	12.39
Total loans	842,423	42,228	5.01	751,015	39,865	5.31
Interest bearing bank balances	17,922	122	0.68	14,551	59	0.41
Federal funds sold	27	0	0.49	1,852	2	0.10
Securities (taxable)	178,833	4,696	2.63	220,525	5,469	2.48
Securities (tax exempt) (1)	82,045	3,407	4.15	76,644	3,268	4.26
Total earning assets	1,121,250	50,453	4.50	1,064,587	48,663	4.57
Allowance for loan losses	(9,967)			(9,981)
Non-earning assets	85,779			95,190
Total assets	$1,197,062			$1,149,796

LIABILITIES AND
SHAREHOLDERS’ EQUITY
Demand - interest bearing	$235,571	$636	0.27	$229,220	$698	0.30
Savings	86,499	236	0.27	83,614	260	0.31
Time deposits	530,531	5,510	1.04	523,726	5,025	0.96
Total interest bearing deposits	852,601	6,382	0.75	836,560	5,983	0.72
Short-term borrowings	1,776	16	0.88	1,516	12	0.76
FHLB and other borrowings	105,455	1,210	1.15	96,937	1,179	1.22
Long- term debt	4,257	212	4.97	7,707	323	4.20
Total interest bearing liabilities	964,089	7,820	0.81	942,720	7,497	0.80
Noninterest bearing deposits	116,215			94,476
Other liabilities	5,543			4,490
Total liabilities	1,085,847			1,041,686
Shareholders’ equity	111,215			108,110
Total liabilities and
shareholders' equity	$1,197,062			$1,149,796
Net interest earnings		$42,633			$41,166
Interest spread			3.69%			3.77%
Net interest margin			3.80%			3.87%

(1)	Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 34%.

15

The information below presents certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). Common tangible book value equals total shareholders’ equity less identifiable intangible assets and common tangible book value per share is computed by dividing common tangible book value by the number of common shares outstanding. Common tangible assets equal total assets less identifiable intangible assets.

Management believes that common tangible book value and the ratio of common tangible book value to common tangible assets are meaningful because they are some of the measures that the Company and investors use to assess capital adequacy. Management believes that presenting the change in common tangible book value per share, the change in stock price to common tangible book value per share, and the change in the ratio of common tangible book value to common tangible assets provide meaningful period-to-period comparisons of these measures.

These measures are a supplement to GAAP used to prepare the Company’s financial statements and should not be viewed as a substitute for GAAP measures. In addition, the Company’s non-GAAP measures may not be comparable to non-GAAP measures of other companies. The following table reconciles these non-GAAP measures from their respective GAAP basis measures.

Common Tangible Book Value

(Dollars in thousands)	31-Dec-16	30-Sep-16	31-Dec-15

Total shareholders’ equity	$114,401	$114,729	$104,487
Core deposit intangible (net)	898	1,375	2,805
Common tangible book value	$113,503	$113,354	$101,682
Shares outstanding	21,960	21,947	21,867
Common tangible book value per share	$5.17	$5.16	$4.65

Stock price	$7.25	$5.42	$5.37

Price/common tangible book	140.23%	105.04%	115.48%

Common tangible book/common tangible assets
Total assets	$1,249,886	$1,204,231	$1,180,557
Core deposit intangible	898	1,375	2,805
Common tangible assets	$1,248,988	$1,202,856	$1,177,752
Common tangible book	$113,503	$113,354	$101,681

Common tangible equity to common tangible assets	9.09%	9.42%	8.63%

16